Exhibit 99.1

2320 Scientific Park Drive Wilmington, NC 28405	News Release
Nasdaq: AAII

Contacts: Media:	Investors:
Andrea L. Johnston Vice President, Corporate Communications 910-254-7340	James B. Sloan, Jr. Senior Vice President, Corporate Finance 910-254-7690

aaiPharma To Acquire Pain Products from Elan Corporation, plc

Acquisition Will Be Accretive Upon Launch of Products

Wilmington, N.C., October 22, 2003, — aaiPharma Inc. (NASDAQ: AAII) announced today that it has agreed to acquire a portfolio of pain management products from Elan Corporation, plc companies for $100 million, to be paid at closing. These products consist of three brands of Schedule II pain products — Roxicodone® (oxycodone hydrochloride) tablets and oral solutions, Oramorph® SR (morphine sulfate sustained-release) tablets, and Roxanol™ (morphine sulfate) oral solutions. aaiPharma has also agreed to acquire a non-scheduled pain management product, Duraclon® (clonidine hydrochloride injection), from Elan Corporation, plc companies, as part of the same transaction.

The completion of this transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by the Federal Trade Commission and the Department of Justice.

Upon completion of the transaction, Roxicodone®, Oramorph SR®, and Roxanol™ will mark aaiPharma’s first foray into the oral Schedule II class of pain management products, further augmenting its portfolio of branded pain therapies. These products are complementary to aaiPharma’s existing Darvon®/Darvocet™ portfolio of Schedule IV pain products, and Duraclon® brings additional depth to its injectable pain product line, which currently consists of an injectable methadone product.

“These products are an excellent fit with our current sales and promotion focus and, upon completion of the transaction, will provide us added depth in the $4.5 billion moderate to severe pain category,” commented Dr. Philip S. Tabbiner, President and CEO of aaiPharma. “We look forward to discussing this accretive transaction in greater detail during our third quarter earnings call later this week.”

About aaiPharma

aaiPharma Inc. is a leading, science-based specialty pharmaceutical company with corporate headquarters in Wilmington, North Carolina. With more than 23 years of drug development expertise and a proven sales and marketing track record, the Company is focused on acquiring, improving and marketing well-known, branded medicines in pain management, critical care and gastroenterology. In addition to its branded product portfolio and robust pipeline, aaiPharma continues to offer comprehensive drug development services to the pharmaceutical, biotechnology, generic and device industries through its services division, AAI Development Services. For more information, please visit aaiPharma’s website at www.aaipharma.com.

Forward Looking Statements

Information in this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including statements concerning the future accretive nature of these product acquisitions and their commercial fit and significance in the marketplace. The “forward-looking statements” herein involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining aaiPharma’s ability to timely and successfully develop, improve, obtain timely regulatory approval for, and profitably sell pharmaceutical products (including the products to be acquired from Elan); to obtain, use, enforce, defend and license valid and commercially valuable patents; and to obtain and enforce existing and future contracts with major pharmaceutical companies for significant royalties and other consideration. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma’s recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K filed on March 28, 2003, including its exhibits; its Forms 10-Q filed on May 15, 2003 and August 14, 2003 (including its Exhibit 99.1), its Form 8-Ks; and its other periodic filings.

Darvocet™ is a trademark, and Darvon® is a registered trademark, owned by aaiPharma Inc. Roxanol™ is a trademark, and Roxicodone® and Oramorph® are registered trademarks, of Elan Corporation, plc. Duraclon® is a registered trademark of Fujisawa USA, Inc.

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